Exhibit 99.1

Corbus Pharmaceuticals Reports First Quarter 2022 Financial Results and Provides Corporate Update

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Promising pre-clinical data generated for CRB-601 across several tumor models as monotherapy and in combination with anti-PD1 therapy
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IND submission for CRB-601 is on-track for the first half of 2023
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Expanding immuno-oncology pipeline through strategic transactions remains key priority
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Cash and investments on hand of $86.8 million funds operations into the first quarter of 2024

Norwood, MA, May 10, 2022 (GLOBE NEWSWIRE) -- Corbus Pharmaceuticals Holdings, Inc. (NASDAQ: CRBP) (“Corbus” or the “Company”), an immunology company, today provided a corporate update and reported financial results for the first quarter of 2022.

Key Corporate and Program Updates:

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Anti-integrin monoclonal antibodies (mAb) program targeting the inhibition of TGFβ is progressing on schedule.
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CRB-601, an anti-αvβ8 mAb, is being developed as a potential treatment for solid tumors. Corbus presented the first preclinical data for CRB-601 at the American Association for Cancer Research (AACR) Annual Meeting in April 2022. The poster can be viewed at: www.corbuspharma.com/AACRposter.
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The most recent data from CRB-601 will be presented on May 11, 2022 at the New York Academy of Sciences Frontiers in Cancer Immunotherapy Conference. This new data demonstrates effects of CRB-601 in additional syngeneic animal models with increasing levels of resistance to check point inhibitors.
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Across models explored to date, CRB-601 demonstrates an enhancement of anti-tumor activity when combined with anti PD-1 therapy compared to either single agent alone. This enhancement of efficacy is associated with tumor infiltration of proliferating CD4+ and CD8+ T cells in addition to NK cells and M1 macrophages.
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Collectively, this data supports the hypothesis that blockade of local TGFβ production by CRB-601 can lead to changes in immune cell infiltration in the tumor microenvironment, potentially enhancing the benefit of PD-1 blockade.
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IND-enabling activities for CRB-601 are ongoing and the program is on schedule for an IND submission in the first half of 2023.
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A lead candidate, CRB-913, has been selected for the CB1 inverse agonist program. In animal models of diet-induced obesity, CRB-913 induced weight loss and impacted multiple metabolic parameters, both as monotherapy and in combination with semaglutide and tirzepatide. Corbus is seeking partnerships to advance CRB-913 into clinical studies.
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The National Institutes of Health sponsored Phase 2 study of lenabasum in systemic lupus erythematosus has completed its last patient visit and the clinical database has been locked. The Company is awaiting topline results. Corbus is pursuing potential partnerships to fund further development of lenabasum.

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A detailed update on the Corbus pipeline can be found in the most recent Corporate Presentation available at: www.ir.corbuspharma.com/presentations

“We are executing our plan to transform Corbus into a company with a novel and diversified immuno-oncology pipeline. We're excited about the first data to come out of our integrin program and for the opportunity to present it at scientific conferences. We look forward to entering the clinic in 2023,” commented Yuval Cohen, Ph.D., Chief Executive Officer of Corbus. “We are actively engaging in business development activities with the goal of expanding our immuno-oncology pipeline while monetizing our ECS assets through new partnerships.”

Financial Results for First Quarter Ended March 31, 2022:

The Company reported a net loss of approximately $9.4 million, or a net loss per diluted share of $0.08, for the three months ended March 31, 2022, compared to a net loss of approximately $16 million, or a net loss per diluted share of $0.14, for the same period in 2021.

Operating expenses decreased by $7.5 million to approximately $8.5 million for the three months ended March 31, 2022, compared to $16 million in the comparable period in the prior year. The decrease was primarily attributable to decreased clinical trial and drug manufacturing costs, and an overall reduction in compensation expense.

As of March 31, 2022, the company has $86.8 million of cash and investments on hand which is expected to fund operations into the first quarter of 2024, based on the current planned expenditures.

About Corbus

Corbus is an immunology company committed to connecting innovation to our purpose of improving lives by developing new medicines that target the nexus between the immune system and cancer. Corbus’ current pipeline includes anti-integrin monoclonal antibodies that block activation of TGFβ and small molecules that activate or inhibit the endocannabinoid system. Corbus is headquartered in Norwood, Massachusetts. For more information on Corbus, visit corbuspharma.com. Connect with us on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company's restructuring, trial results, product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential,” "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors, including the potential impact of the recent COVID-19 pandemic and the potential impact of sustained social distancing efforts, on our operations, clinical development plans and timelines, which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company's filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:

Sean Moran

smoran@corbuspharma.com

Corbus Pharmaceuticals Holdings, Inc.

Condensed Consolidated Balance Sheets

	March 31, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$57,026,334	$25,006,632
Investments	29,094,916	72,640,520
Restricted cash	192,475	192,475
Prepaid expenses and other current assets	2,161,860	2,365,010
Total current assets	88,475,585	100,204,637
Restricted cash	477,425	477,425
Property and equipment, net	2,210,426	2,392,696
Operating lease right of use assets	4,436,376	4,609,110
Other assets	75,275	46,385
Total assets	$95,675,087	$107,730,253
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$440,815	$767,938
Accounts payable	2,696,810	1,782,277
Accrued expenses	5,496,406	10,093,312
Derivative liability	133,710	133,710
Operating lease liabilities, current	1,171,858	1,136,948
Current portion of long-term debt	5,178,107	3,093,344
Total current liabilities	15,117,706	17,007,529
Long-term debt, net of debt discount	13,728,413	15,636,275
Other long-term liabilities	22,205	22,205
Operating lease liabilities, noncurrent	5,651,480	5,956,217
Total liabilities	34,519,804	38,622,226
Stockholders’ equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized, no shares issued and outstanding at March 31, 2022 and December 31, 2021	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized, 125,255,881 and 125,230,881 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	12,526	12,523
Additional paid-in capital	420,483,456	418,891,713
Accumulated deficit	(359,171,006)	(349,733,764)
Accumulated other comprehensive loss	(169,693)	(62,445)
Total stockholders’ equity	61,155,283	69,108,027
Total liabilities and stockholders’ equity	$95,675,087	$107,730,253

Corbus Pharmaceuticals Holdings, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	For the Three Months Ended March 31,
	2022	2021
Revenue from awards	$—	$647,824
Operating expenses:
Research and development	3,286,236	10,720,823
General and administrative	5,230,923	5,341,197
Total operating expenses	8,517,159	16,062,020
Operating loss	(8,517,159)	(15,414,196)
Other income (expense), net:
Other income (expense), net	(193,351)	(15,094)
Interest income (expense), net	(458,909)	(646,550)
Change in fair value of derivative liability	—	(6,000)
Foreign currency exchange gain (loss), net	(267,823)	16,672
Other income (expense), net	(920,083)	(650,972)
Net loss	$(9,437,242)	$(16,065,168)
Net loss per share, basic and diluted	$(0.08)	$(0.14)
Weighted average number of common shares outstanding, basic and diluted	125,243,242	116,344,900

Comprehensive loss:
Net loss	$(9,437,242)	$(16,065,168)
Other comprehensive income (loss):
Unrealized gain (loss) on marketable debt securities	(107,248)	(28,765)
Total other comprehensive income (loss)	(107,248)	(28,765)
Total comprehensive loss	$(9,544,490)	$(16,093,933)